Exhibit 99.1
NuStar Energy L.P. Reports Higher than Expected Net Income for the Second Quarter of 2016
Net Income of $0.52 per Limited Partner Unit Exceeds Guidance Range and Consensus Estimates
Quarterly Distribution Previously Announced at $1.095 per Unit

SAN ANTONIO, August 2, 2016 - NuStar Energy L.P. (NYSE: NS) today announced that its second quarter 2016 quarterly earnings exceeded consensus estimates and surpassed the partnership’s guidance expectations. The partnership reported net income applicable to limited partners of $40.0 million, or $0.52 per unit, for the second quarter of 2016 and $84.8 million, or $1.09 per unit, for the six months ended June 30, 2016.

Distributable cash flow (DCF) from continuing operations available to limited partners was $92.8 million for the second quarter of 2016, which allowed NuStar to cover its distribution to the limited partners by 1.09 times. For the six months ended June 30, 2016, DCF from continuing operations available to limited partners was $189.8 million, which covered the distribution to the limited partners by 1.11 times.

Second quarter 2016 earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations were $144.7 million. For the six months ended June 30, 2016, the partnership reported $292.2 million of EBITDA from continuing operations.

As previously announced on July 29, 2016, the second quarter 2016 distribution of $1.095 per unit will be paid on August 12, 2016 to holders of record as of August 9, 2016.

“Strong refined product pipeline throughput volumes, the benefit from 1.1 million barrels of storage leased at our Piney Point, Maryland facility, along with lower than expected operating expenses, contributed to our better than expected second quarter results,” said Brad Barron, President and Chief Executive Officer of NuStar Energy L.P. and NuStar GP Holdings, LLC. “What’s more significant is that we were able to report these solid results despite throughput revenues only slightly above contract minimums on our South Texas Crude Oil Pipeline System.”

Barron went on to say, “As you can see, we have the right assets to withstand this current downturn in the crude markets and we remain on track to cover the distribution for the full-year due to the continued strength of our core, diversified fee-based operations,.”

Second Quarter 2016 Earnings Conference Call Details

A conference call with management is scheduled for 9:00 a.m. CT today, August 2, 2016, to discuss the financial and operational results for the second quarter of 2016. Investors interested in listening to the presentation may call 877/702-5019, passcode 44145456. International callers may access the presentation by dialing 443/863-7314, passcode 44145456. The partnership intends to have a playback available following the presentation, which may be accessed by calling 800/585-8367, passcode 44145456. International callers may access the playback by calling 404/537-3406, passcode 44145456. The playback will be available until 10:59 p.m. CT on September 2, 2016.

Investors interested in listening to the live presentation or a replay via the internet may access the presentation directly at http://edge.media-server.com/m/p/4iibfou3 or by logging on to NuStar Energy L.P.’s Web site at www.nustarenergy.com.

The presentation will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar Energy L.P.’s Web site at www.nustarenergy.com.

NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, is one of the largest independent liquids terminal and pipeline operators in the nation.  NuStar currently has approximately 8,700 miles of pipeline and 79 terminal and storage facilities that store and distribute crude oil, refined products and specialty liquids.  The partnership’s combined system has approximately 94 million barrels of storage capacity, and NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom.  For more information, visit NuStar Energy L.P.'s Web site at www.nustarenergy.com.

-More-

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of NuStar Energy L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of NuStar Energy L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar Energy L.P., are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding future events, such as the partnership’s future performance. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s 2015 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission. Actual results may differ materially from those described in the forward-looking statements.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Statement of Income Data:
Revenues:
Service revenues	$270,403	$274,581	$536,969	$544,554
Product sales	167,401	296,030	306,538	581,001
Total revenues	437,804	570,611	843,507	1,125,555
Costs and expenses:
Cost of product sales	157,617	281,610	286,607	544,116
Operating expenses	112,662	117,138	217,883	232,785
General and administrative expenses	22,657	26,693	46,442	51,746
Depreciation and amortization expense	53,651	52,765	106,793	105,222
Total costs and expenses	346,587	478,206	657,725	933,869
Operating income	91,217	92,405	185,782	191,686
Interest expense, net	(34,229)	(32,824)	(68,352)	(64,861)
Other (expense) income, net	(201)	(2,152)	(372)	60,116
Income from continuing operations before income tax expense	56,787	57,429	117,058	186,941
Income tax expense	4,270	3,104	7,140	5,491
Income from continuing operations	52,517	54,325	109,918	181,450
Income from discontinued operations, net of tax	—	—	—	774
Net income	$52,517	$54,325	$109,918	$182,224
Net income applicable to limited partners	$40,018	$42,434	$84,818	$156,970
Basic and diluted net income per unit applicable to limited partners:
Continuing operations	$0.52	$0.54	$1.09	$2.00
Discontinued operations	—	—	—	0.01
Total	$0.52	$0.54	$1.09	$2.01
Basic weighted-average limited partner units outstanding	77,886,219	77,886,078	77,886,148	77,886,078

Other Data (Note 1):
EBITDA from continuing operations	$144,667	$143,018	$292,203	$357,024
DCF from continuing operations available to limited partners	$92,820	$92,166	$189,847	$198,920

	June 30,			December 31,
	2016	2015		2015
Balance Sheet Data:
Total debt	$3,205,693	$3,120,616		$3,139,612
Partners’ equity	$1,489,895	$1,713,073		$1,609,844

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Pipeline:
Refined products pipelines throughput (barrels/day)	538,996	499,333	530,134	502,838
Crude oil pipelines throughput (barrels/day)	399,372	468,431	405,241	487,246
Total throughput (barrels/day)	938,368	967,764	935,375	990,084
Throughput revenues	$121,575	$122,210	$240,448	$246,635
Operating expenses	36,159	36,634	69,163	71,942
Depreciation and amortization expense	21,864	20,756	43,468	41,233
Segment operating income	$63,552	$64,820	$127,817	$133,460
Storage:
Throughput (barrels/day)	727,857	957,452	778,092	919,075
Throughput terminal revenues	$28,668	$34,623	$58,068	$66,314
Storage terminal revenues	123,206	123,019	246,205	241,662
Total revenues	151,874	157,642	304,273	307,976
Operating expenses	71,158	74,004	137,161	146,632
Depreciation and amortization expense	29,653	29,887	59,036	59,615
Segment operating income	$51,063	$53,751	$108,076	$101,729
Fuels Marketing:
Product sales and other revenue	$169,862	$297,589	$310,308	$584,023
Cost of product sales	160,557	285,862	293,138	552,080
Gross margin	9,305	11,727	17,170	31,943
Operating expenses	7,913	9,077	16,551	19,368
Segment operating income	$1,392	$2,650	$619	$12,575
Consolidation and Intersegment Eliminations:
Revenues	$(5,507)	$(6,830)	$(11,522)	$(13,079)
Cost of product sales	(2,940)	(4,252)	(6,531)	(7,964)
Operating expenses	(2,568)	(2,577)	(4,992)	(5,157)
Total	$1	$(1)	$1	$42
Consolidated Information:
Revenues	$437,804	$570,611	$843,507	$1,125,555
Cost of product sales	157,617	281,610	286,607	544,116
Operating expenses	112,662	117,138	217,883	232,785
Depreciation and amortization expense	51,517	50,643	102,504	100,848
Segment operating income	116,008	121,220	236,513	247,806
General and administrative expenses	22,657	26,693	46,442	51,746
Other depreciation and amortization expense	2,134	2,122	4,289	4,374
Consolidated operating income	$91,217	$92,405	$185,782	$191,686

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)
Notes:

(1)
NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF) and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (GAAP). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the partnership’s assets and the cash the business is generating and (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions.

Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses a distribution coverage ratio, which is calculated based on DCF, as the metric for determining the company-wide bonus and the vesting of performance units awarded to management as our board of directors believes DCF appropriately aligns management’s interest with our unitholders’ interest in increasing distributions in a prudent manner. DCF is a widely accepted financial indicator used by the master limited partnership (MLP) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions a partnership can pay its unitholders.
None of these financial measures are presented as an alternative to net income, or for any period presented reflecting discontinued operations, income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. The following is a reconciliation of our non-GAAP financial measures:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Income from continuing operations	$52,517	$54,325	$109,918	$181,450
Interest expense, net	34,229	32,824	68,352	64,861
Income tax expense	4,270	3,104	7,140	5,491
Depreciation and amortization expense	53,651	52,765	106,793	105,222
EBITDA from continuing operations	144,667	143,018	292,203	357,024
Interest expense, net	(34,229)	(32,824)	(68,352)	(64,861)
Reliability capital expenditures	(11,305)	(6,029)	(17,322)	(12,827)
Income tax expense	(4,270)	(3,104)	(7,140)	(5,491)
Distributions from joint venture	—	—	—	2,500
Mark-to-market impact of hedge transactions (a)	5,762	1,440	10,446	321
Unit-based compensation (b)	1,122	—	2,208	—
Other items (c)	3,839	2,431	3,336	(52,214)
DCF from continuing operations	$105,586	$104,932	$215,379	$224,452
Less DCF from continuing operations available to general partner	12,766	12,766	25,532	25,532
DCF from continuing operations available to limited partners	$92,820	$92,166	$189,847	$198,920

Distributions applicable to limited partners	$85,285	$85,285	$170,570	$170,570
Distribution coverage ratio (d)	1.09x	1.08x	1.11x	1.16x

(a)
DCF from continuing operations excludes the impact of unrealized mark-to-market gains and losses that arise from valuing certain derivative contracts, as well as the associated hedged inventory. The gain or loss associated with these contracts is realized in DCF from continuing operations when the contracts are settled.

(b)
In connection with the employee transfer from NuStar GP, LLC on March 1, 2016, we assumed obligations related to awards issued under a long-term incentive plan, and we intend to satisfy the vestings of equity-based awards with the issuance of our units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.

(c)
Other items consist of (i) adjustments for throughput deficiency payments and construction reimbursements for all periods presented and (ii) in 2015, a $56.3 million non-cash gain associated with the Linden terminal acquisition on January 2, 2015.

(d)	Distribution coverage ratio is calculated by dividing DCF from continuing operations available to limited partners by distributions applicable to limited partners.